Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
OF
DS HEALTHCARE GROUP, INC.
AT
$0.07 NET PER SHARE, PLUS ONE CONTINGENT VALUE RIGHT PER SHARE REPRESENTING THE RIGHT TO AN AMOUNT EQUAL TO 80% OF ANY POTENTIAL PROCEEDS FROM A PENDING LAWSUIT
PURSUANT TO THE OFFER TO PURCHASE, AS AMENDED AND RESTATED ON MAY 9, 2018

BY

MEDILOGISTICS CORP.,

A WHOLLY-OWNED SUBSIDIARY OF

MEDILOGISTICS LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 29, 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (“Shares”), of DS Healthcare Group, Inc., a Florida corporation (“DS Healthcare”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Kingsdale Advisors (the “Depositary and Information Agent”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and Information Agent. See Section 3 of the Offer to Purchase (as defined below).

The Depositary and Information Agent for the Tender Offer is:

Kingsdale Advisors

By Certified, Express or First Class Mail: KINGSDALE ADVISORS 130 King Street West, Suite 2950 P.O. Box 361 Toronto, Ontario M5X 1E2	By Registered Mail or Overnight Courier: KINGSDALE ADVISORS 130 King Street West, Suite 2950 Toronto, Ontario M5X 1E2

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Information Agent and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary and Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Medilogistics Corp., a Florida corporation (“Purchaser”) and wholly-owned subsidiary of Medilogistics LLC, a Delaware limited liability company (“Parent”), formed by bidders Fernando Tamez Gutierrez and Miguel Gomez Mont, upon the terms and subject to the conditions set forth in the offer to purchase, as amended and restated on May 9, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of DS Healthcare specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)

(Please type or print)

☐

Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution
DTC Account Number
Dated
Name(s) of Record Holder(s)

(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.
(Daytime telephone number)
Signature(s)

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within two trading days of the date hereof, (A) guarantees delivery to the Depositary and Information Agent, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary and Information Agents’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm
Address

(Include Zip Code)
Area Code and Telephone No.

Authorized Signature
Name
(Please type or print)
Title

Date

NOTE:  DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.